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Exhibit 3.2

CASCADES INC.

General By-Laws

BY-LAW NO. C-1

ARTICLE I

Head Office

1.     Head Office

        Subject to subsequent amendments in accordance with the provisions of the Companies Act (the "Act"), the address of the head office of the Company shall be determined by resolution of the Board of Directors within the boundaries of the Judicial District of Drummond.

ARTICLE II

Meetings of Shareholders

1.     Annual Meeting

        The annual general meeting of shareholders shall be held on a date determined by the directors within one hundred and twenty (120) days following the end of any fiscal year. Such meeting shall be held at the head office of the Company or at any other place in Québec designated by the directors, for the purpose of receiving the financial statements and related auditors' report, receiving the report of the directors, electing the directors, and appointing the auditors and fixing their remuneration.

2.     Special General Meetings

        Special general meetings of shareholders may be called and held at any time and at any place in Canada and for any purpose,

  2.1
  By order of the Board of Directors, the President or the majority of the directors, or

  2.2
  Upon written request by a shareholder (or several of them) holding at least one-tenth of the issued and outstanding shares of the Company being entitled to vote at the meeting, or upon requisition by such shareholders under the provisions of Section 99 of the Act, provided that in each case notice of such meeting shall be given in accordance with the provisions of paragraph 3 of this Article II, or

  2.3
  Upon request by any shareholder of record being entitled to vote when, due to vacancies, the number of directors in office is less than a quorum, provided notice is given pursuant to the provisions of paragraph 3 of this Article II, or

  2.4
  Without notice, if all of the shareholders of record being entitled to vote are present in person or represented by proxy.

3.     Notices of Meetings

        Subject to the provisions of paragraph 2 of this Article II, a written notice of the day, time, place and purpose of any meeting of shareholders shall be given to everyone whose name is entered in the relevant register and entitled to vote at the meeting. Such notice may be personally delivered to shareholders or sent by mail, parcel post or postage-paid letter, or by telegram, to their last known address. In each instance, the notice shall be delivered or mailed at least twenty-one (21) days but not more than fifty (50) days before the date of the meeting. Such notice shall be given by the Secretary or by any other officer designated by the directors or by the person calling the meeting. It is not required that the notice be signed by hand.

        Notices regarding shares held by more than one person shall be sent to the person first appearing in the registers as being one of the holders, and a notice sent in this manner shall be valid as regards all of the co-holders.

        Any person who acquires shares after the notice of meeting has been sent shall be bound by the notice sent to the person from whom they were acquired.

        Any notice sent to a shareholder shall be deemed to have been duly given (even if such person is deceased and even if notification of his death has been given to the Company) whether or not the shares were held by him alone or jointly with another person or persons. The validity of such notice may not be contested by the heirs, executors or administrators of such shareholder or by any other person having an interest in such shares.

4.     Failure to Give Notice

        Any involuntary failure to give a notice of a meeting or non-receipt of such notice by a shareholder shall not invalidate any resolution passed or any proceedings conducted at such meeting.

5.     Incomplete Notice

        Any involuntary failure to mention in the notice of annual general or special meeting any matter which the Act or these by-laws require to be dealt with at such meeting shall not prevent the meeting from validly dealing with such matter.

6.     Waiver of Notice

        Any shareholder or duly appointed proxy of a shareholder may, either before or after the meeting is held, waive the notice of such meeting, or any irregularity during such meeting or contained in the notice of meeting. A shareholder's presence at a meeting, either in person or by proxy, shall constitute a waiver of the notice of such meeting, unless he attends specifically to object to its being held based on the irregularity of its calling.

7.     Quorum

        Two (2) persons present in person and who are themselves shareholders entitled to vote at such meeting or proxies for an absent shareholder entitled to vote at such meeting and representing personally or by proxy twenty-five percent (25%) of the issued and outstanding shares of the Company carrying the right to vote at the meeting, shall constitute the required quorum to transact business at any meeting of shareholders. If a quorum is present when the meeting is opened, the shareholders who are in attendance may transact all business at such meeting, notwithstanding the fact that there may not have been a quorum throughout the entire meeting.

        If the Company has only one shareholder, or only one holder of the shares of a given class or series, such shareholder or holder, present in person or represented by proxy, shall form a quorum and constitute the meeting.

8.     Adjournment

        Whether or not there is a quorum, any meeting of shareholders may be adjourned from time to time by a vote of the majority of the shareholders then present in person or represented by proxy to a date (provided such adjournment is for at least fifteen (15) days) and at the place and time determined by such shareholders without further notice than the announcement made at the meeting, if the meeting is adjourned for less than thirty (30) days. Otherwise, a written notice of at least twenty-one (21) days must be given of the date of adjournment. Any business that could have been transacted at a meeting prior to its adjournment may also be transacted at the meeting at which there is a quorum, in accordance with the provisions of paragraph 7 of this Article II or the constituting act, as the case may be.

9.     Voting and Qualification

        Unless otherwise prescribed by the Act, the constituting act or by any other by-law of the Company, each shareholder shall be entitled to one vote per share held at any meeting of shareholders. The shareholders of record being entitled to vote at a meeting of shareholders and the number of shares held by them shall respectively be determined according to the register of shareholders of the Company as at the close of business on the record date for the holding of the meeting. No shareholder who is in arrears on any call whatsoever shall be entitled to vote at a meeting.

        If two or more persons hold shares jointly, those who attend the meeting of shareholders may, in the absence of the others, vote such shares. However, if two or more co-holders are present or represented by proxy at the meeting and wish to vote thereat, they may only do so as one and the same person. If more than one co-holder is present or represented by proxy, the vote shall be joint and to the same effect.

10.   Proxies

        Votes may be cast by the shareholder himself or by his proxy or by one or more substitute proxies. Any person, whether or not a shareholder of the Company, may carry out the duties of a proxy and act in the manner, to the extent and in accordance with the instructions set forth in the appointing instrument. A proxy may also be appointed by a corporation holding at least one share of the share capital of the Company carrying the right to vote at the meeting. The instrument appointing a proxy may be in the form shown in the appendix to these general by-laws or any other form approved by the directors of the Company, or any other dated form containing the name of the proxy and, if applicable, the revocation of any prior instrument. The appointing instrument shall be made in writing and shall be signed by the shareholder or his duly authorized representative in writing and shall otherwise be in compliance with the provisions of the Act.

        Unless otherwise directed in the notice of meeting, such proxy shall be provided to the Secretary of the Company or to a representative of the Company before the meeting or to the secretary of the meeting or a representative of the Company at the meeting.

11.   President

        The President of the Company, if he is a shareholder, shall preside at every meeting of shareholders. In his absence, a Vice-President who is a shareholder, or in the absence of the President and a Vice-President being so qualified, a shareholder elected by the meeting, shall preside at such meeting. If the meeting only consists of proxies, a proxy elected by the meeting shall then act as chairman.

12.   Secretary

        At every meeting of shareholders, the Secretary, or in his absence, an Assistant-Secretary, or in the absence of the Secretary and any Assistant-Secretaries, a person designated by the chairman of the meeting, shall act as secretary.

13.   Resolutions

        Unless otherwise prescribed by the Act, the constituting act or any other by-law of the Company, all matters submitted to meetings of shareholders shall be decided by majority vote and, in the event of a tie vote, the chairman of the meeting shall be entitled to a second or casting vote.

14.   Vote by Show of Hands

        Unless otherwise prescribed by the Act, the constituting act or any other by-law of the Company, any vote may be taken by a show of hands at any meeting of shareholders, unless a poll is requested. When the chairman of the meeting declares that a resolution has been passed, or passed unanimously, or by a specified majority, or rejected, and an entry to this effect is made in the minutes of the meeting, that will be sufficient proof of the passing or rejection of such resolution without it being necessary to prove the number or proportion of the votes cast.

15.   Vote by Secret Ballot

        At any meeting of shareholders, any shareholder or proxy may ask that a vote be held by secret ballot (either before or immediately after the result of the vote by a show of hands is declared). In such instance, the secret ballot shall be held in the manner determined by the chairman of the meeting.

ARTICLE III

Directors

1.     Number

        Subject to subsequent amendments in accordance with the provisions of the Act,

  1.1
  The Company shall be administered by a Board of Directors consisting of a minimum of 1 member and a maximum of 25;

  1.2
  The number of members in office shall be determined from time to time by resolution of the Board of Directors or by ordinary resolution of the shareholders but any reduction in the number of members shall not result in a reduction of the term of office of the directors in office.

2.     Eligibility Requirements

        Unless otherwise provided for in the constituting act, a director shall not be required to be a shareholder of the Company. Directors shall be at least eighteen (18) years of age.

3.     Election and Term of Office

        Unless otherwise prescribed by the constituting act or any other by-law of the Company, the directors shall be elected by the shareholders at the annual meeting; the outgoing directors may be reelected. Such election shall be by a show of hands unless a ballot is requested in accordance with the provisions of paragraph 15 of Article II. If the election of the directors does not take place at the annual meeting, it can be held at a subsequent special general meeting duly called for such purpose. The outgoing directors shall remain in office until their successors are elected.

4.     Vacancies

        So long as the directors remaining in office constitute a quorum, they shall be entitled to act even if there is a vacancy on the Board of Directors. They shall also be entitled to elect a new director to fill a vacant seat. The shareholders who are entitled to vote shall also be entitled to elect directors in case of vacancy at any special general meeting at which such vacancies were created, or at a special general meeting duly called to fill such vacancies. If, due to a vacancy, the number of directors in office is less than a quorum, a special general meeting shall be called in accordance with the provisions of paragraph 2 of Article II of these by-laws.

5.     Compensation

        The directors may at any time and from time to time determine their compensation and the salary or compensation of the officers, employees or agents of the Company, whether directors or not. They shall be entitled to be reimbursed for their travel expenses to attend meetings of the Board of Directors or of any committee of the Board of Directors, as well as all other disbursements incurred on Company business.

6.     Disqualification

        The office of a director shall be vacated ipso facto where:

    6.1
    The director ceases to be qualified, or

    6.2
    The director becomes bankrupt or insolvent or makes a compromise with his creditors, or

    6.3
    Is interdicted, or

    6.4
    Is of unsound mind, or found incapable by a court of another province or country, or

    6.5
    Is removed from office as set forth below.

        But any acts performed in good faith by a disqualified director shall be valid.

7.     Resignation

        Any director may at any time give his resignation in writing. Such resignation shall become effective on the later of the date the written resignation is sent to the Company or the date specified in such resignation.

8.     Removal from Office

        The holders of the majority of the shares of the Company carrying the right to vote may, at any time, at a special general meeting of shareholders duly called for such purpose, remove any director of the Company from office, with or without cause. The director who is to be removed from office shall be informed of the place, day and time of the meeting within the same time limit as for the calling of the meeting. He may attend and address the meeting or, in a written statement read by the chairman of the meeting, set forth the reasons for his objection to the resolution calling for his removal from office.

9.     General Powers of Directors

        The directors shall, in general, have the power to do all things relating to the control and management of the affairs of the Company that is not contrary to the Act or these by-laws.

10.   Disclosure of Interest

        Directors shall disclose to the Board of Directors any financial or other interests they have, directly or indirectly, in any person, firm or corporation transacting business with the Company or wishing to do so. The director in question shall not be entitled to vote on a resolution regarding any transaction in which he has an interest.

ARTICLE IV

Meetings of Directors

1.     Regular Meetings

        The Board of Directors shall, without notice, meet immediately after the annual meeting of shareholders and at the same place, or immediately after a special general meeting of shareholders at which directors were elected and at the same place, to elect a Chairman of the Board, where applicable, the President of the Company and one or more Vice-Presidents, to appoint all other officers of the Company and transact all other business.

        The Board of Directors may set a day or days in any month for the holding of regular meetings of the Board of Directors, at the place and time set by the Board. A copy of any resolution of the Board of Directors determining the place and time of such regular meeting shall be sent to each director immediately after it is passed. No other notice shall be required for any regular meeting except where the Act requires that the purpose of such meetings or the business to be transacted thereat be specified.

2.     Other Meetings

        The Board of Directors may meet at any time and at any place and for any purpose whatsoever, if called by the Chairman of the Board, the President, one of the Vice-Presidents or a director, provided that a notice is duly given to each director, or without notice if all of the directors are present or waive the notice of meeting in writing.

3.     Participation by Telephone

        Subject to the by-laws of the Company, the directors may, if they all agree, participate at meetings of the Board of Directors by any means allowing all of the participants to hear each other, including by telephone. They shall then be deemed to have attended the meeting.

4.     Notices of Meetings

        In all instances, a notice shall be deemed to be sufficient if it indicates the day, time and place of the meeting and is sent by letter at least five (5) days before the meeting, or by telex or telegram at least forty-eight (48) hours before the meeting. It shall be sent to the director's last known business or home address. If such notice is sent directly, either by telephone or by hand, the time limit shall be reduced to twenty-four (24) hours. The notice shall be given by the Secretary or by any other officer designated by the President or the directors. It shall not be necessary that the notice be signed nor that it mention the nature of the questions to be dealt with at the meeting.

5.     Quorum

        The majority of the directors who should be in office from time to time shall form a quorum at any meeting of the Board of Directors.

        If the Company has only one director, such director shall exercise the rights and assume the obligations of the Board of Directors.

6.     Adjournment

        Whether or not there is a quorum, any meeting of the Board of Directors may be adjourned from time to time by a vote of the majority of the directors who are present and be held later without the necessity of giving a new notice.

7.     Voting

        Any matters submitted to a meeting of the directors shall be decided by majority vote. In case of a tie vote, the chairman of the meeting shall be entitled to a second or casting vote.

8.     Chairman of the Board

        The Chairman of the Board shall preside at all meetings of the Board of Directors. If there is no Chairman of the Board or if he is absent, the meeting shall be chaired by the President of the Company if he is a director or, in his absence, by a Vice-President if he is a director. In their absence, any director chosen by the majority of the members of the Board of Directors shall preside at the meeting.

9.     Secretary

        At any meeting of the directors, the Secretary or, in his absence, an Assistant-Secretary, or in the absence of an Assistant-Secretary, any person appointed by the chairman of the meeting shall act as secretary.

10.   Waiver of Notice

        Any director may waive notice of a meeting of the Board of Directors in writing either before or after the meeting is held. His mere presence at the meeting shall constitute a waiver unless he attends specifically to object to its being held based on the irregularity of its calling.

11.   Validity of the Acts of the Directors

        Any act by the Board of Directors or by any person acting as a director, even if it is later discovered that there was some irregularity in the election or appointment of the director or of the person acting as such or that one or more members of the Board of Directors was disqualified, shall be as valid as though each such person had been duly appointed or elected or was qualified to be a director.

12.   Written Resolutions

        Written resolutions, signed by all of the directors entitled to vote on such resolutions at meetings of the board, shall have the same value as though they had been adopted during such meetings.

        A copy of such resolutions shall be kept with the minutes of the deliberations of the board.

ARTICLE V

Officers and Agents

1.     Officers

        The officers of the Company may be as follows: a President, one or more Vice-Presidents, a Secretary, one or more Assistant-Secretaries, a Treasurer, one or more Assistant-Treasurers, a Secretary-Treasurer, a Chief Executive Officer and such other officers as the Board of Directors may elect or appoint. The Board of Directors may elect a Chairman of the Board from among its members.

2.     Eligibility Requirements

        Except for the Chairman of the Board, it shall not be necessary for the other officers to be members of the Board of Directors. Any officer may hold several offices but he may not be both President and Vice-President at the same time.

3.     Election or Appointment of Officers

        The Board of Directors shall elect or appoint officers at the board meeting which must be held immediately after the annual general or special meeting at which the Board of Directors was elected, but if such election or appointment does not take place, the outgoing officers shall remain in office until their successors are elected or appointed, provided that in the case of the Chairman of the Board, if any, he continues to be a member of the Board of Directors.

4.     Term of Office

        Unless otherwise ordered by the Board of Directors when they are elected or appointed, the officers shall hold office as of the day they are elected or appointed until their successors are elected or appointed.

5.     Resignation of Officers and Removal from Office

        Any officer may resign at any time by giving his written resignation to the President or Secretary or at a meeting of the Board of Directors. Any officer may be removed from office at any time, with or without cause, by resolution of the Board of Directors.

6.     Vacancies

        The Board of Directors shall fill any vacancies among the officers of the Company.

7.     Powers and Duties of Officers

        Unless otherwise prescribed by the Act or these by-laws, each officer shall carry out the duties and exercise all of the powers usually attached to his position; he shall, moreover, carry out the duties and exercise the powers that are devolved on him by the directors.

8.     President—Chairman of the Board

        Unless otherwise ordered by the Board of Directors and under its control, the President shall be responsible for administering all of the affairs of the Company. He shall preside at the meetings of the Board of Directors at which he is present, unless a Chairman of the Board has been elected. The President and Chairman of the Board, if any, shall also discharge all other duties or responsibilities that are devolved on them from to time to time by the directors.

9.     Vice-President

        In the absence of the Chairman of the Board or the President or if they are unable to act, the Vice-President shall preside at meetings of the Board of Directors. He shall, moreover, discharge all other duties or responsibilities that are devolved on him from time to time by the directors.

10.   Secretary

        The Secretary shall attend the meetings of shareholders and the meetings of the Board of Directors and draw up the minutes in the appropriate books. He shall give notice of all such meetings. He shall be the custodian of the seal and of all the records, books, documents and files of the Company, except where such duties are assigned to another officer or to an agent appointed for such purpose. He shall also discharge the other duties or responsibilities that are devolved on him from time to time by the directors. He shall report to the Board of Directors and shall be accountable to it.

        The Secretary shall automatically be an Assistant-Treasurer.

11.   Treasurer

        The Treasurer shall receive all sums of money paid to the Company. He shall deposit them in the name and to the credit of the Company at a bank or custodian chosen by the Board of Directors. He shall keep or arrange to keep in the books and records of the Company a full and detailed statement of all transactions affecting the financial situation of the Company and shall, on request, show such books, records and accounts at any time to any director of the Company, at the Company's office, during working hours. He shall also discharge the other duties or responsibilities that are devolved on him from time to time by the directors. He shall report to the Board of Directors and shall be accountable to it.

        The Treasurer shall automatically be an Assistant-Secretary.

12.   Assistant-Secretary

        An Assistant-Secretary shall fulfil all of the duties and exercise all of the powers devolved on him from time to time by the Board of Directors or the Secretary. He shall report to the Secretary and be accountable to him. In the absence of the Secretary, the Assistant-Secretary shall give the notices of the meetings of shareholders and directors; he shall then act as secretary at such meetings.

13.   Assistant-Treasurer

        An Assistant-Treasurer shall fulfil all of the duties and exercise all of the powers devolved on him from time to time by the Board of Directors or the Treasurer. He shall report to the Treasurer and be accountable to him.

14.   Secretary-Treasurer

        The Board of Directors may, by resolution, appoint a Secretary-Treasurer who shall fulfil concurrently the duties assigned to the Secretary and the Treasurer.

15.   Chief Executive Officer—Other Officers

        The Board of Directors may, by resolution, appoint a Chief Executive Officer and other officers of the Company, fix their salary and determine their duties.

16.   Agents

        The Board of Directors may, at any time and from time to time, appoint by resolution any person as attorney for the Company for such purposes, with such powers, for such time and on such conditions as it shall determine. An attorney may be authorized by the directors to delegate all or part of the powers that are conferred on him. Unless otherwise decided by the directors, the President or a Vice-President and the Secretary, the Secretary-Treasurer or an Assistant-Secretary shall have the power, for and on behalf of the Company, to sign a power of attorney and give it to the attorney appointed by a resolution of the Board of Directors. The seal of the Company may, upon request, be affixed to a power of attorney by the officer or person who signs it in the name of the Company.

17.   Sole Director

        If the Company has only one director and no officers have been appointed, such director shall fulfil all of the duties assigned to the officers under the by-laws of the Company by using the title "sole director". If certain officer positions are filled while others are not, the sole director shall fulfil the duties assigned under these by-laws to the persons who usually hold such vacant positions, and he may use the titles corresponding to the vacant positions.

ARTICLE VI

Committees

1.     Committees of Directors

        The Board of Directors may appoint a committee or committees of directors, the designation of any such committee being at the discretion of the Board of Directors, and it may delegate to such committee or committees all of the powers of the Board of Directors except those which, under the Act, must be exercised by the Board of Directors or those which the Board of Directors may expressly reserve for itself.

2.     Executive Committee

        One of the committees the Board of Directors shall be entitled to appoint may be referred to as the Executive Committee. This committee shall consist of at least three (3) members who must be directors and who shall be appointed at the discretion of the Board. Subject to paragraph 1 of this Article VI, this committee shall exercise all of the powers and prerogatives of the Board of Directors in the administration of the affairs of the Company between meetings of the Board of Directors. The Executive Committee shall report on its activities at every meeting of the Board of Directors. Any rights granted or obligations incurred by the authority of the Executive Committee shall be deemed to be valid and shall be binding on the Company.

3.     Audit Committee

        The Board of Directors may also appoint an audit committee consisting of at least three (3) directors the majority of whom shall not be officers or employees of the Company or of its affiliates. The members of the audit committee shall remain in office, provided they remain directors, until they are removed from office or their successors are elected.

4.     Procedure

        The meetings of each committee shall be held at the time and place specified as convened by the chairman of the committee or, in his absence, by a member of the said committee. Unless otherwise determined by the Board of Directors, each committee shall have the power to determine the quorum provided it is not less than the majority of the members, to appoint its chairman and determine its internal procedure. The powers of the committee may be exercised at a meeting at which there is a quorum or by written resolution signed by all of the members entitled to vote on such resolution. The members of the Executive Committee may, if they all agree, participate in meetings of the Executive Committee by any means allowing all of the participants to hear each other, including by telephone. They shall then be deemed to have attended the meeting.

ARTICLE VII

Seal

1.     Description

        The Company shall possess a seal on which its name shall be engraved. The seal shall be adopted by resolution of the directors. It shall be authenticated by the signature of the President or Secretary.

ARTICLE VIII

Liability of Directors, Officers and Other Persons

1.     Limitation of Liability

        Subject to Sections 123.87 and following of the Act, no director or officer of the Company shall be responsible for the deeds, actions, omissions or default of any director, officer, agent or employee, nor for any loss, damage or expense sustained by the Company due to a title defect or insufficiency in respect of any property acquired by or on behalf of the Company, or the insufficiency of any security in reliance on which the Company has invested money, or for any loss or damage resulting from bankruptcy, insolvency or delictual or quasi-delictual acts by any person, firm or corporation with which money, securities or instruments have been placed or deposited or for any other loss, damage or misadventure of any nature that might arise in the performance of his duties or in connection therewith, unless due to his gross negligence or gross fault.

2.     Indemnification

        The Company shall indemnify and hold harmless any directors or officers of the Company, any former directors or officers of the Company, or any persons who act or have acted at the request of the Company as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, as well as all of the heirs and legal representatives of such persons, with respect to all costs, fees, and expenses and in particular, with respect to all amounts paid to settle an action or to satisfy a judgment, reasonably incurred by such person with respect to any civil, criminal or administrative action or any proceedings in respect of which such person became a party due to his being or having been a director or officer of the Company or of such body corporate, if

  2.1
  He acted honestly and in good faith in the best interests of the Company; and

  2.2
  In the case of a criminal or administrative action or an action entailing monetary sanctions, he had reasonable grounds to believe that his conduct was in conformity with the law.

3.     Insurance

        Subject to the provisions of the Act, the Company may, on behalf of the persons mentioned in paragraph 2 of this Article VIII, purchase and keep in force such insurance as may be determined by the Board of Directors from time to time.

ARTICLE IX

Capital, Share Certificates and Share Transfers

1.     Allotment of Shares

        The shares of the share capital of the Company may be allotted at such times, in such manner and to such persons or categories of persons, for such consideration, and on such terms and conditions as the directors may determine from time to time by resolution. The Board may award or grant options or other rights to purchase shares of the Company to such persons or categories of persons, at such times, in such manner, for such consideration, and on such terms and conditions as the directors may determine from time to time by resolution.

2.     Commissions

        Subject to the provisions of the Act, the Board of Directors may, from time to time, authorize the Company to pay a commission to anyone in consideration for the purchase of shares of the Company by such person, or an undertaking by such person to purchase shares of the Company, whether the sale is made by the Company or by any other person, or in consideration for any solicitation or undertaking to solicit for the purchase of any such shares.

3.     Minute Books

        The minute books shall be kept at the head office of the Company and they shall contain:

  3.1
  Its articles, its by-laws and the unanimous shareholders' agreement or the statement referred to in section 123.91 of the Act, as well as the last notice of address of its head office and the most recent list of its directors;

  3.2
  The minutes and deliberations of the meetings of the shareholders and directors (including those of the committees of the Board of Directors) and the resolutions of the shareholders and directors (including the resolutions of the committees of the Board of Directors);

  3.3
  The first and last names of its directors and indicating, for each mandate, the date it begins and the date it ends;

  3.4
  The names, in alphabetical order, and last known address of the persons who hold or have held shares, if applicable;

  3.5
  The number of shares held by such persons;

  3.6
  The date and details of the issuance and transfer of each share; and

  3.7
  The amount due on each share, if any.

4.     Registration of Transfers

        Subject to the provisions of the Act, no share transfers shall be registered in any securities register so long as the certificate or certificates representing the shares subject to the transfer shall have not been surrendered with the transfer form shown on the certificate or with the certificate duly signed by the registered holder or by his duly authorized agent or assign, as well as such reasonable proof of signature and any identification and transfer authorization which the Board may from time to time prescribe, upon payment of any applicable taxes and any charges prescribed by the Board of Directors, in compliance with such restrictions on share transfers, if any, as may be authorized by the constituting act of the Company.

5.     Transfer Agent and Dividend Disbursing Agent

        The Board of Directors may from time to time, by resolution, appoint or remove from office one or more transfer agents and one or more registrars for the Company's shares so as to provide for the transfer or registration of the shares of the Company at one or more locations and the Board may order that the shares will be transferable at any of these locations in the registers kept for such purpose. Such transfer agents and registrars shall keep all of the books required for the registration of transfers and registration of the shares of the Company and all of the share certificates issued by the Company shall be countersigned by or on behalf of one of such transfer agents and/or registrars, if any. No share transfer shall be valid unless it appears in the books of the Company kept by such transfer agent, if any. In addition, the Board of Directors may, from time to time, appoint a dividend disbursing agent to handle the payment of dividends. One person may be appointed to one or more of the above-mentioned positions.

6.     Share Certificates

        Shareholders shall be entitled to receive, without charge, certificates representing all or some of the shares then registered in their name, provided that in the case of shares held jointly by several persons, the Company shall not be bound to issue more certificates than if such shares were held individually. The form of the certificates shall be approved by the directors.

        The Company seal or a facsimile thereof may appear on each certificate issued by the Company, as well as the handwritten signatures or a facsimile of the signatures of two of the following officers, namely: the President or a Vice-President and the Secretary or the Secretary-Treasurer or an Assistant-Secretary of the Company. However, the sole director shall sign the share certificates alone. Each certificate shall state the number of shares for which it is issued.

        In the case of certificates representing shares for which a transfer agent or registrar was appointed, such certificates shall only be valid if they are countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the officers authorized to sign or, in the case of share certificates that are only valid if countersigned by or on behalf of a transfer agent or registrar, the signatures of two (2) signing officers, may be printed, engraved or otherwise reproduced on the share certificates, and any such signature shall for all purposes be deemed to be the signature of the officer whose signature is reproduced and shall bind the Company. Share certificates signed as aforesaid shall be valid notwithstanding that one or more of the officers whose signature appears thereon is no longer in office on the date the certificate is issued.

7.     Lost, Mutilated or Destroyed Certificates

        In the event of the loss, mutilation or destruction of a share certificate held by a shareholder, the fact of such loss, mutilation or destruction shall be reported to the Company or transfer agent (if any) by such shareholder with proof by way of a sworn or statutory declaration by the shareholder or other proof the directors may require concerning the loss, mutilation or destruction and the circumstances thereof, accompanied by the shareholder's request for the issuance of a new certificate to replace the one that was lost, mutilated or destroyed. Upon reception by the Company (or if there are one or more transfer agents and registrars, then by the Company and by such transfer agents and registrars or by anyone of them) of such security (if any) as may be required by the Board of Directors (or by the transfer agents and registrars, if any) in the form approved by counsel for the Company, indemnifying the Company (and its transfer agents and registrars, if any) against any loss, damage or costs which the Company and/or the transfer agents and registrars, if any, may incur by issuing a new certificate to the said shareholder, a new certificate may be issued to replace the one that was lost, mutilated or destroyed, provided that such issuance is ordered by the President or a Vice-President or the Secretary or Treasurer of the Company then in office or by the Board of Directors.

8.     Undivided Shareholders

        If two (2) or more persons are registered as the undivided holders of any share, the Company shall not be required to issue more than one certificate to such persons, and the delivery of such a certificate to one of such persons shall be sufficient in respect of all such persons. Each such person may give a receipt for the certificate issued to such persons or for any dividends, bonuses, discounts or other moneys payable or purchase rights relating to such share.

9.     Deceased Shareholders

        In the event of the death of a shareholder or one of the undivided holders of shares, the Company shall not be required to enter any registrations in this regard in the register of transfers or make any payment of dividends on such shares or other distribution in respect thereof without the prior filing of any documents that may be required by the Act and in compliance with the reasonable requirements of the Company and its transfer agent, if any.

10.   Transfers of Unpaid Shares

        No shareholder may, without the consent of the Board of Directors, transfer any shares which have not been fully paid.

11.   Transfers of Shares—Indebted Shareholder

        The Board of Directors may refuse to authorize a transfer of shares owned by a shareholder who is indebted to the Company.

12.   Registered Holders

        Subject to the provisions of the Act, the Company shall be entitled to consider the registered holder of any share as its absolute owner and therefore shall not be bound to recognize the claims of a third party as to its interest in such share.

ARTICLE X

Fiscal Year, Offices and Dividends

1.     Fiscal Year

        The Company's fiscal year shall end each year on the last day of the month of December.

2.     Offices

        The Company may establish offices at any place in Québec, Canada or elsewhere as may be determined by the directors from time to time by resolution.

3.     Dividends

        The Board of Directors may, in advance, determine a date which shall not be more than thirty (30) days before the date of payment of any dividend or the date of issuance of any subscription rights or other securities conferring the right to subscribe for shares or other securities of the Company, as a record date for determining the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such shares or securities and to receive the instrument evidencing such right, as the case may be, notwithstanding any transfer of shares made after the record date.

        The directors may declare dividends payable in cash, in specie or in fully paid-up shares and pay same to the shareholders according to their entitlement and interest. Any cash dividends shall be paid by cheque or money order sent by mail to the address shown in the registers or, in the case of joint holders, to the address of the holder appearing first in the registers. Such cheques or money orders shall be made to the order of the registered holder and, in the case of co-holders, jointly in the names of all the co-holders. The sending of such cheques or money orders shall release the Company from any liability for such dividend up to the amount represented by such cheque or money order plus the amount of any taxes deducted or withheld, unless such cheque or money order is paid upon presentation. No unpaid dividends shall bear interest.

        In the event that a cheque or money order representing a dividend amount is not received by the person to whom it was sent as mentioned above, the Company shall issue such person a cheque or money order in replacement of the cheque or money order not received for a similar amount on such conditions regarding indemnification, reimbursement of costs and proof of non-receipt and title as the Board of Directors may prescribe from time to time, in general or in a specific case.

        Any dividends unclaimed after a period of six (6) years from the date they were declared payable shall be forfeited and shall revert to the Company.

ARTICLE XI

Negotiable Instruments, Contracts, Voting of Shares and Judicial Declarations

1.     Cheques, Bills of Exchange, Etc.

        All cheques, bills of exchange, promissory notes and other negotiable instruments shall be signed by the person or officer designated by the Board of Directors. Unless a resolution to the contrary is passed by the Board of Directors, all endorsements of cheques, bills of exchange, promissory notes or other negotiable instruments payable to the Company shall be made for collection and deposit to the credit of the Company with a bank or duly authorized depository. Such endorsements may be made by way of a stamp or other device.

2.     Contracts, Etc.

        Any contracts or other documents in writing made in the normal course of the business of the Company and requiring the Company's signature may be validly signed by the President or a Vice-President and by the Secretary or Treasurer or Secretary-Treasurer or an Assistant-Secretary, and all contracts or other documents made in writing so signed shall bind the Company, without further formality or authorization. The Board of Directors shall have the power to appoint, by resolution and from time to time, any other officer or any other person to sign contracts or other documents made in writing on behalf of the Company, which authorization may be general or specific. The Company seal may, if required, be affixed to such contracts or other documents in writing signed as aforesaid.

3.     Voting of Shares of Other Companies

        Unless otherwise decided by the Board of Directors, the President of the Company shall have the power and authority, for and on behalf of the Company to:

  3.1
  Attend, act and vote at any meeting of the shareholders of any company or corporation in which the Company may, from time to time, hold shares and at such meeting he shall be entitled to exercise each and every one of the rights and powers attaching to the ownership of such shares as though he were the owner thereof; or

  3.2
  Issue one or more proxies authorizing other persons to act in the manner described above.

        The directors may, from time to time, grant the same powers to any other person.

4.     Judicial Declarations

        The President, the Chairman of the Board, a Vice-President, the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant-Treasurer or an Assistant-Secretary, or any director, shall be authorized hereunder to make, on behalf of the Company, any garnishment declaration, before or after judgment, and to answer any examination on the facts and particulars and other proceedings which may be necessary in any litigation involving the Company; to make any application for dissolution or liquidation, or any petition in bankruptcy against any debtor of the Company and grant powers of attorney in connection with such proceedings; to represent the Company at any meeting of creditors in which the Company has interests to be safeguarded and to vote and make any decisions at such meetings. It shall, however, be in the board's discretion to appoint, by resolution, any other person for the purpose of representing the Company for the above-mentioned purposes.

ARTICLE XII

Unanimous Shareholders' Agreement

1.     Unanimous Shareholders' Agreement

        The provisions of a validly signed unanimous shareholders' agreement shall supersede the by-laws of the Company.

        ENACTED by the directors on October 29, 1982.

        RATIFIED by the shareholders on October 29, 1982.

(s) BERNARD LEMAIRE	(s) JACQUES AUBERT

Bernard Lemaire, President	Jacques Aubert, Secretary

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  Exhibit 3.2